UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2010

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On December 22, 2010, International Paper Company (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to (i) disclose that the Company had entered into a Time Sharing Agreement (the “Agreement”) with John V. Faraci, Chairman and Chief Executive Officer of the Company, to allow him to reimburse the Company for the cost of his personal use of Company aircraft in excess of $75,000 per year, and (ii) file a copy of the Agreement as an exhibit to the Original 8-K. The Company redacted certain information from the Agreement that was filed as an exhibit to the Original 8-K and requested confidential treatment from the Securities and Exchange Commission (the “SEC”) of such information. In addition, the Agreement was amended and restated as of May 16, 2011 to correct a typographical error and update contact information in the notice provision. Following correspondence with the SEC, the Company has now withdrawn its confidential treatment request relating to the Agreement. Accordingly, the Company is filing this Current Report on Form 8-K/A to amend the Original 8-K to refile as an exhibit and incorporate by reference in the filings a copy of the Agreement, as amended and restated, without redactions. All other information in the Original 8-K remains unchanged.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Time Sharing Agreement, dated December 16, 2010, by and between John V. Faraci and the Company (amended and restated as of May 16, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: August 24, 2011	By:	/s/ SHARON R. RYAN
Name: Sharon R. Ryan
Title: Vice President, Acting General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Time Sharing Agreement, dated December 16, 2010, by and between John V. Faraci and the Company (amended and restated as of May 16, 2011).

E-1